EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-91511, 333-120856, 333-120857, 333-130740, 333-224452, and 333-224453 on Form S-8 of Republic Bancorp, Inc. of our report dated March 3, 2023 relating to the consolidated financial statements and our report dated the same date relating to the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
Louisville, Kentucky
March 3, 2023